Exhibit 99.1

Behringer Harvard REIT I, Inc. Quarterly Update – Second Quarter 2011 One Financial Place, Chicago, IL

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results. 2

Forward-Looking Statements Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; the availability of cash flow from operating activities and other sources for distributions and capital expenditures; our level of debt, existing defaults on certain debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt refinancing as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; conflicts of interest arising out of our relationships with our advisor and its affiliates; changes in the level of financial assistance or support provided by our sponsor or its affiliates; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Quarterly Report in Form 10-Q for the quarter ended June 30, 2011 and our Annual Report on Form 10-K for the year ended December 31, 2010, each as filed with the Securities and Exchange Commission. 3

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com 4

The Economy: August 2011

- **Second Quarter Turbulent**
  - Economy affected by potential U.S. government shutdown and subsequent credit downgrade
  - Oil prices over $100/barrel before retreating to low $80s
  - Ongoing sovereign debt crisis in Europe
- **GDP and Employment Growth Slow**
  - GDP: 2008: **(0.3%)**; 2009: **(3.5%)**; 2010: **+3.0%**; 2Q 2011: **+1.3%**
  - Unemployment Rate: 9.1% (July `11)
    - 930,000 non-farm jobs added to payroll YTD through July versus approximately 1 million in full-year 2010
    - Unemployment rates starting to tick up
- **The Consumer**
  - Thomson Reuters/University of Michigan August consumer sentiment index: 54.9
    - Index remains historically low as concerns over business and employment conditions persist

Sources: Bureau of Economic Analysis, Bureau of Labor Statistics, Thomson Reuters/University of Michigan Surveys of Consumers

BEHRINGERHARVARD
REIT I, INC.

5
© 2011 Behringer Harvard

Post-Recession Private Sector Employment Growth Remains Relatively Weak 6

Lackluster Consumer Confidence Points to Weaker Sales Growth 7

Leading Indicators Consistent with Slowdown Source: Conference Board, Bureau of Economic Analysis, Bloomberg 8

Company Position Improving Despite Turbulence Stock prices of publicly-traded REITs volatile Both Morgan Stanley REIT index (RMZ) and NAREIT equity index down in last 30 days CMBS credit market tightening Office sector experiencing flat vacancy rates and declining effective rents However, Company made significant progress in refinancing debt and leasing activity during second quarter 2011

Portfolio Characteristics As of June 30, 2011 62 total properties including: 61 operating properties One non-operating office property 21.5 million square feet* 30 markets Burnett Plaza, Ft. Worth, TX The Wanamaker Building, Philadelphia, PA 1325 G Street, Washington, DC 9 *Represents our pro rata ownership share

10 Largest Markets–by Percent of Net Operating Income As of June 30, 2011 10

Funds from Operations and Modified Funds from Operations FFO for the second quarter 2011 was $13.8 million, or $0.05 per share Includes $2.3 million litigation settlement MFFO for the second quarter 2011 was $13.4 million, or $0.05 per share MFFO definition has been revised to conform to the standard published by the Investment Program Association Excludes $5.0 million straight-line rent adjustment (including free rent) Excludes $2.5 million amortization of above / below market rent intangibles, net Excludes $7.0 million impairment charge 11

Same Store Results – First Half 2011 vs. First Half 2010 Same store cash NOI for the six months ended June 30, 2011 decreased $11.8 million, or 10.0%, as compared to the six months ended June 30, 2010 Property revenues decreased primarily due to: Decline in same store occupancy from 86% to 83% Reduced rental rates on leasing activity Lower expense reimbursements from tenants Property expenses improved primarily due to: - Decreased property-related operating expenses Decreased real estate taxes Decreased bad debt expense 12

Same store cash NOI for the second quarter 2011 was $52.9 million, a decrease of $7.3 million, or 12.2%, as compared to the second quarter 2010 results Property revenues were $110.1 million in the second quarter of 2011, a decrease of $7.4 million, or 6.3%, as compared to the second quarter of 2010 primarily due to: Decline in same store occupancy from 86% to 83% Reduced rental rates on leasing activity Lower expense reimbursements from tenants Property expenses were $57.2 million in the second quarter of 2011, a decrease of less than $0.1 million, or 0.1%, as compared to the second quarter of 2010 Decreases in property operating expenses and property management fees offset by an increase in real estate taxes Same Store Results – 2nd Quarter 2011 vs. 2nd Quarter 2010 13

Same store cash NOI for the second quarter 2011 decreased $0.2 million, or 0.4%, as compared to the first quarter 2011 Property revenues increased $1.8 million in the second quarter of 2011, or 1.7%, as compared to the first quarter 2011 primarily due to: Reduced free rent Higher expense reimbursements from tenants Property expenses increased $2.0 million, or 3.8%, in the second quarter 2011 as compared to the first quarter 2011 primarily as a result of: Real estate tax refunds related to prior years that were recognized in the first quarter 2011 Same Store Results – 2nd Quarter 2011 vs. 1st Quarter 2011 14

Strategic Plan Conserving cash; Selling certain non-core or non-strategic assets; Restructuring debt or exiting assets if we determine the value of the property is not likely to recover; Strengthening our balance sheet by deleveraging as we refinance 2011 debt maturities; Using capital to lease space and increase portfolio occupancy; and Exploring opportunities to raise additional property- or company-level capital. 15

Property Dispositions Property sales and transfers have been an important part of strengthening our balance sheet Eleven properties sold since January 1, 2010 totaling 2.1 million square feet Four properties transferred to CMBS lenders since January 1, 2010 totaling 1.1 million square feet Since the beginning of 2010, we have reduced our debt balance by approximately $525 million and as a result, reduced our leverage on real estate assets by approximately 5.5% 16

2011 Debt Maturities 17 2011 Debt Maturities as of December 31, 2010 $225.0 Debt refinanced or paid in full prior to August 24, 2011 Debt outstanding at August 24, 2011 and due in 2011 Note: Excludes $27.3 million of debt that matured prior to December 31, 2010 but remains unpaid and $26 million of debt related to a bridge loan obtained in July 2011.

2011 Debt Maturities Resolved – August 2011 To date, we have repaid $460 million, or 67%, of our $692 million 2011 debt maturities, including: $95.5 million of debt that matured in February collateralized by our 200 S. Wacker property in downtown Chicago $26.1 million that matured in April collateralized by our 4440 El Camino Real property located in Los Altos, California $188.6 million that matured in August collateralized by our 440 S. LaSalle property located in downtown Chicago and commonly known as One Financial Place $149.7 million borrowings under our revolving credit facility 18

Debt Maturities As of August 24, 2011 19 $257 $208 $37 $605 $1,070 $237

2011 Leasing – 1.8 Million Square Feet Occupancy of operating properties is approximately 84% Negative net absorption of 38,000 square feet driven by 86,000 square foot tenant contraction during the second quarter of 2011 799,000 square feet of leases commencing in the second quarter of 2011 542,000 square feet renewed, resulting in 65% renewal rate 257,000 square feet of new and expansion leases 1.8 million square feet of leases commencing in the first six months of 2011 Second quarter leasing cost of approximately $21.7 million, or $3.57 per square foot per year of lease term Significant leasing subsequent to June 30 will provide upward momentum in occupancy as leases commence later in the year 20

Leasing Cost Analysis Renewals 542,000 square feet $14.0 million, or $3.14 per square foot per year of lease term, in tenant improvement and commission costs 8.2 years average term Expansions 96,000 square feet $3.7 million, or $4.46 per square foot per year of lease term, in tenant improvement and commission costs 8.6 years average term New leases 161,000 square feet $4.1 million, or $4.98 per square foot per year of lease term, in tenant improvement and commission costs 5.1 years average term 21 222 S. Riverside, Chicago, IL

Near Term Lease Expirations Scheduled lease expirations for the next four quarters average approximately 550,000 square feet per quarter. Since 2009, average leasing per quarter has been approximately 790,000 square feet. 697 758 451 317 As of June 30, 2011 (in thousands of square feet) 22

Significant Lease Transactions Wanamaker (Philadelphia, PA) – Renewal and expansion of 193,000 square feet and 60,000 square feet, respectively, with Children’s Hospital of Philadelphia through 2027 Three Eldridge Place (Houston, TX) – New 244,000 square foot five-year lease with a multinational leader in the oil and gas industry 222 Riverside (Chicago, IL) – Renewal and expansion of 183,000 square feet and 36,000 square feet, respectively, with Fifth Third Bank through 2024 El Camino Real (Los Altos, CA) – New 97,000 square foot seven-year lease with box.net One City Centre (Houston, TX) – Renewal and expansion of 78,000 square feet and 29,000 square feet, respectively, with an oil and natural gas exploration and production company through 2018 250 W. Pratt (Baltimore, MD) – Expansion of 47,000 square feet with a national medical referral center through 2021 23

Long-term Lease Expirations 7.0% 8.0% 9.0% 9.0% 10.0% As of June 30, 2011 * Represents percentage of total operating properties’ square feet expiring within the period from July 1, 2011 through December 31, 2011. Percentage of Total Operating  Properties’ Square Feet 24

Behringer Harvard REIT I, Inc.


250 West Pratt
Baltimore, MD
Colorado Building
Washington, DC
1650 Arch Street
Philadelphia, PA
500 East Pratt Street
Baltimore, MD
Buena Vista Plaza
Burbank, CA
1325 G Street,
Washington, DC
One BriarLake Plaza
Houston, TX
Energy Centre
New Orleans, LA
The Wanamaker Building
Philadelphia, PA
One Financial Place
Chicago, IL
222 S. Riverside
Chicago, IL
Three Eldridge Place
Houston, TX
One & Two Eldridge Place
Houston, TX
United Plaza
Philadelphia, PA
Three Parkway
Philadelphia, PA

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com 26

Playback Information Representatives may log on to DST Vision for a playback of today’s call Shareholders should call toll free (855) 859-2056 or long distance (404) 537-3406 and use passcode 71443625 Presentation available on our website at www.behringerharvard.com under the heading ‘SEC Filings’ for the Form 8-K filing made today 27